UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

A-MARK PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-2464169
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

429 Santa Monica Blvd., Suite 230, Santa Monica, CA 90401
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to a General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-192260.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the common stock, par value $0.01 per share, of A-Mark Precious Metals, Inc. (the “Registrant”) as included under the heading “Description of Securities” in the Registrant’s Prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2013 (Registration No. 333-192260), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 11, 2014	A-MARK PRECIOUS METALS, INC.

/s/ Carol Meltzer
Name: Carol Meltzer
Title: General Counsel and EVP